UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 11, 2025

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share	DRRX	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights		(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on July 28, 2025, DURECT Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with Bausch Health Americas, Inc., a Delaware corporation (“Parent”), BHC Lyon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and solely for purposes of Section 6.10 thereof, Bausch Health Companies Inc., a corporation continued under the laws of the Province of British Columbia, as amended by that Amendment No. 1 (“Amendment No. 1”) to the Agreement and Plan of Merger, dated as of August 8, 2025 (as amended, the “Merger Agreement”).

Pursuant to the terms and conditions of the Merger Agreement, on August 12, 2025, Merger Sub commenced a tender offer as subsequently amended and supplemented on August 26, 2025 (as amended and supplemented, the “Offer”) to acquire all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Company Shares”), for (i) $1.75 per Company Share, to the holder of such Company Shares in cash, without interest thereon and less any applicable withholding tax (the “Cash Amount”), plus (ii) one non-tradeable contingent value right per Company Share (each, a “CVR”), representing the contractual right to receive the pro rata portion of two potential additional net sales milestone payments of up to $350 million in the aggregate (minus any amount assigned to option holders under the Retention Plan (as defined below), if such net sales milestones are achieved before the earlier of the 10 year anniversary of the first commercial sale in the United States and December 31, 2045, in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”)) (the Cash Amount plus one CVR, collectively, the “Offer Consideration”).

The Offer and related withdrawal rights expired as scheduled at 5:00 p.m. New York City time, on September 10, 2025 (such date and time, the “Expiration Time”). Merger Sub was advised by Equiniti Trust Company, LLC, the depositary (in such role, the “Depositary Agent”) and paying agent (in such role, the “Paying Agent”) for the Offer, that, as of the Expiration Time, a total of 19,984,767 Company Shares had been validly tendered and not validly withdrawn pursuant to the offer, representing approximately 62% of the outstanding Company Shares as of the Expiration Time. As of the Expiration Time, the number of Company Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement) and all other conditions to the Offer were satisfied. Promptly after the expiration of the Offer, Merger Sub accepted all Company Shares validly tendered and not validly withdrawn pursuant to the Offer and will promptly pay for all Company Shares accepted pursuant to the Offer. Parent completed the acquisition of the Company on September 11, 2025 (the “Closing Date”), by causing Merger Sub to merge with and into the Company (the “Merger”) without a vote of the Company’s stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Merger Sub was merged with and into the Company, the separate existence of Merger Sub ceased and the Company continued as an indirect wholly owned subsidiary of Parent (the “Surviving Corporation”). At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares (i) owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Merger Sub or their subsidiaries, or the Company (or held in the Company’s treasury), (ii) irrevocably accepted for purchase pursuant to the Offer, or (iii) owned by any Company stockholder who is entitled to demand and has properly and validly demanded and perfected their statutory right of appraisal of such Company Shares in accordance with, and in compliance in all respects with, Section 262 of the DGCL (“Dissenting Company Shares”)) was automatically canceled and extinguished and converted into the right to receive the Offer Consideration (the “Merger Consideration”), without interest thereon and less any applicable withholding tax.

In addition, prior to the Closing Date each option to purchase shares outstanding under the Company’s 2000 Stock Plan, as amended (the “Company Stock Plan”) (each, a “Company Option”) with a per share exercise price that was less than the Cash Amount (an “In-the-Money Option”) was accelerated. With respect to the Company Shares received upon exercise of such accelerated Company stock options, all such Company Shares were treated identically with all other Company Shares in connection with the Offer.

At the Effective Time, each Company Option that was not an In-the-Money Option (an “Out-of-the-Money Option”), and that was unexercised immediately prior to the Effective Time, was canceled in connection with the Offer.

Each award of restricted stock units outstanding under the Company Stock Plan, as amended, was accelerated (as applicable) and settled prior to the Effective Time and the resulting Company Shares were treated as all other Company Shares in the Offer.

Outstanding and unexercised Company warrants were treated in accordance with their respective terms.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on July 29, 2025 and Amendment No. 1, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on August 8, 2025, each of which is incorporated by reference herein.

The information set forth in items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Company Shares from Nasdaq and the deregistration of such Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq is expected to file the Form 25 with the SEC on September 11, 2025 and trading of Company Shares was halted prior to the open of trading on September 11, 2025. The Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Company Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Company Shares.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

From and after the Effective Time, holders of Company Shares (other than Dissenting Company Shares) immediately prior to such time ceased to have any rights as stockholders of the Company (other than the right to receive the Offer Consideration for each Company Share held, pursuant to the Merger Agreement and CVR Agreement).

Item 5.01	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became an indirect wholly owned subsidiary of Parent. The consummation of the Offer and Merger was not subject to any financing condition and Parent funded the acquisition using cash.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Departure of Directors and Executive Officers

In connection with the consummation of the Merger, each of James E. Brown, Mohammad Azab, Gail M. Farfel, Peter S. Garcia, Gail J. Maderis, and Judith J. Robertson ceased to be members of the Board of Directors of the Company (the “Company Board”) and ceased to be members of any committees of the Company Board on which such director previously served, effective as of the Effective Time. On September 11, 2025, in connection with the consummation of the Merger, the directors of Merger Sub became the directors of the Surviving Corporation in lieu of the Company’s existing directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, on September 11, 2025, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety and, as so amended and restated, became the certificate of incorporation and bylaws of the Surviving Corporation. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events

On September 11, 2025, the Company and Parent issued a joint press release announcing completion of the Merger, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Bausch Health Americas, Inc., BHC Lyon Merger Sub, Inc., DURECT Corporation, and solely for purposes of Section 6.10, Bausch Health Companies Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed July 29, 2025).*

2.2	Amendment No. 1 to the Agreement and Plan of Merger by and among DURECT Corporation, Bausch Health Americas, Inc., and BHC Lyon Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed August 8, 2025).

3.1	Second Amended and Restated Certificate of Incorporation of DURECT Corporation.

3.2	Second Amended and Restated Bylaws of DURECT Corporation.

99.1	Joint Press Release, dated September 11, 2025, issued by Bausch Health Companies Inc. and DURECT Corporation (incorporated by reference from Bausch Health Companies Inc.’s Schedule TO Amendment filed on September 11, 2025).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: September 11, 2025	By:	/s/ Timothy M. Papp
Timothy M. Papp Chief Financial Officer